As filed with the Securities and Exchange Commission on June 6, 2005

Registration No. 333-125127

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RELIANT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	22-3740140
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

110 Allen Road

Liberty Corner, New Jersey 07938

(908) 580-1200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ernest Mario, Ph.D.

Chief Executive Officer and Chairman of the Board

Reliant Pharmaceuticals, Inc.

110 Allen Road

Liberty Corner, New Jersey 07938

(908) 580-1200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Michael A. Pucker, Esq. Christopher D. Lueking, Esq. Latham & Watkins LLP 233 S. Wacker Drive, Suite 5800 Chicago, Illinois 60606 (312) 876-7700	Robert R. Ferguson III Chief Financial Officer Michael J. Lerner, Esq. Vice President of Legal Affairs Reliant Pharmaceuticals, Inc. 110 Allen Road Liberty Corner, New Jersey 07938 (908) 580-1200	Leslie N. Silverman, Esq. Sandra L. Flow, Esq. Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 (212) 225-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 1 to the registration statement is solely to file certain exhibits to the registration statement as set forth below in Item 16 of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the common stock being registered. All of the amounts shown are estimated except the Securities and Exchange Commission registration fee and NASD filing fee.

SEC registration fee		$35,310
NASD filing fee		30,500
New York Stock Exchange listing fee		*
Printing and engraving expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Blue Sky fees and expenses		*
Transfer agent and registrar fees		*
Miscellaneous fees and expenses		*
Total	$	*

*	To be filed by amendment

Item 14.    Indemnification of Directors and Officers.

Reliant Pharmaceuticals, Inc. is a Delaware corporation. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit, or proceeding, provided the person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. A similar standard of care is applicable in the case of actions by or in the right of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought determines that, despite the adjudication of liability but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the Delaware Court of Chancery or other court shall deem proper.

Section 102(b)(7) of the Delaware General Corporation Law provides that a Delaware corporation may in its certificate of incorporation or an amendment thereto eliminate or limit the personal liability of a director to a corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify and advance expenses to our directors, officers and employees to the fullest extent permitted by Delaware law in connection with any threatened, pending or completed action, suit or proceeding to which such person was or is a party or is threatened to be made a party by reason of the fact that he or she is or was our director, officer or employee, or is or was serving at our request as a director, officer, employee or agent of another corporation or enterprise. In addition, members of our board of directors and compensation committee are also indemnified for actions under our Equity Incentive Plan.

We currently have directors’ and officers’ liability insurance policy to insure our directors and officers against liability for actions or omissions occurring in their capacity as a director or officer, subject to certain exclusions and limitations.

Item 15.    Recent Sales of Unregistered Securities.

The following is a summary of our sales of securities during the past three years that were not registered under the Securities Act of 1933, as amended:

On April 28, 2003, we issued 57,750 restricted Class One Common Units to Ernest Mario, Ph.D., all of which restricted Class One Common Units vested on April 28, 2003. On June 25, 2003, we issued an additional 274,968 restricted Class One Common Units to Dr. Mario at a purchase price of $0.01 per unit for aggregate consideration of $2,749.68. Of the 274,968 restricted Class One Common Units issued to Dr. Mario on June 25, 2003, 91,656 restricted Class One Common Units vested on April 29, 2004 and 91,656 restricted Class One Common Units vested on April 29, 2005. On December 31, 2003, we issued an additional 137,256 restricted Class One Common Units to Dr. Mario at a purchase price of $0.01 per unit for aggregate consideration of $1,372.56, of which 45,752 restricted Class One Common Units vested on December 31, 2003, 45,752 restricted Class One Common Units vested on April 29, 2004 and 45,752 restricted Class One Common Units vested on April 29, 2005.

On June 25, 2003, we issued 93,000 Series C Preferred Units to Middlemarch, LLC at a purchase price of $20.00 per unit for aggregate consideration of $1,860,000.

On September 25, 2003, we issued 3,342,270 Series D Preferred Units to three accredited investors for cash consideration of $20,000,002.75 and in exchange for the forgiveness of $46,845,397.25 of existing secured indebtedness (including accrued but unpaid interest of $1,945,397.25).

From September 25, 2003 through March 10, 2004, we issued 9,322,150 Series D Preferred Units to a group of accredited investors at a purchase price of $20.00 per unit for aggregate consideration of $186,443,000.

On December 23, 2003, we issued 953,772 Series D Preferred Units to two accredited investors in exchange for the forgiveness of $19,075,440 of existing secured indebtedness.

On April 1, 2004, in connection with our conversion to a Delaware corporation, all issued common units were converted into shares of common stock and all issued preferred units were converted into shares of preferred stock on a one-for-one basis.

On April 12, 2004, pursuant to an agreement and plan of merger, our wholly owned subsidiary, RP SUB No. 1, Inc., merged with and into Versant Reliant Corporation, the surviving corporation in the merger, after which the surviving corporation changed its name to RP SUB No. 1, Inc. At the effective time of the merger, each issued and outstanding share of common stock, par value $1.00 per share, of Versant Reliant Corporation converted into 265.957446809 shares of our Series B convertible, redeemable preferred stock and 54.404255319 shares of our Series C convertible redeemable preferred stock. At the time of the merger, there were 2,820 issued and outstanding shares of common stock of Versant Reliant Corporation held by four stockholders. As a result, immediately following the merger, holders of certificates representing shares of Versant Reliant Corporation exchanged such certificates for certificates representing in the aggregate 749,998 shares of our Series B convertible, redeemable preferred stock and 13,418 shares of our Series C convertible, redeemable preferred stock, plus cash consideration of $60.00 in lieu of fractional shares.

On April 14, 2004, we issued 50,000 Series D Preferred Stock to an accredited investor at a purchase price of $20.00 per share for aggregate consideration of $1,000,000.

On September 27, 2004, we issued 17,500 Series D Preferred Stock to an accredited investor at a purchase price of $20.00 per share for aggregate consideration of $350,000.

On April 13, 2005, we issued warrants to purchase 620,313 shares of our common stock at an exercise price of $20.00 per share to a group of 15 accredited investors in connection with our $49,625,000 third lien term loan credit facility.

From May 20, 2002 through May 31, 2004, we issued options to purchase an aggregate of 2,321,736 Class One Common Units to employees, officers, directors and consultants at an exercise price of $20.00 per unit pursuant to our Reliant Pharmaceuticals, LLC Equity Incentive Plan. From April 1, 2004 through May 19, 2005, we issued options to purchase an aggregate of 1,906,900 shares of common stock to employees, officers, directors and consultants at an exercise price of $20.00 per share pursuant to the Reliant Pharmaceuticals, Inc. Equity Incentive Plan. We have issued an aggregate of 379,277 shares of our common stock upon exercise of options previously issued pursuant to the Reliant Pharmaceuticals, LLC Equity Incentive Plan or the Reliant Pharmaceuticals, Inc. Equity Incentive Plan.

The issuances of the above securities were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act, Rule 506 of Regulation D promulgated thereunder, or Rule 701 promulgated under Section 3(b) of the Securities Act, as transactions by an issuer not involving a public offering or transactions pursuant to compensatory benefit plans and contracts relating to compensation as provided under Rule 701. The purchasers of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates and instruments issued in such transactions.

There were no underwriters employed in connection with any of the transactions set forth in Item 15.

Item 16.    Exhibits and Financial Statement Schedules.

Exhibit Number		Exhibit Description
1.1	*	Form of Underwriting Agreement.

2.1	**	Plan of Conversion of Reliant Pharmaceuticals, LLC into Reliant Pharmaceuticals, Inc.

3.1	*	Amended and Restated Certificate of Incorporation of Reliant Pharmaceuticals, Inc. (to be in effect upon the consummation of this offering)

3.2	*	Amended and Restated Bylaws of Reliant Pharmaceuticals, Inc. (to be in effect upon the consummation of this offering)

4.1	*	Specimen Common Stock Certificate

4.2	**	Second Amended and Restated Registration Rights Agreement, dated as of September 25, 2003

4.2	(a)**	Amendment No. 1, dated as of May 13, 2005, to Second Amended and Restated Registration Rights Agreement, dated as of September 25, 2003

4.3	**	RP-Inc. Common Stock Purchase Warrant, effective as of December 18, 2001, issued to PharmBay Investors, L.L.C.

4.4	**	RP-Inc. Common Stock Purchase Warrant, effective as of December 18, 2001, issued to The Bay City Capital Fund III, L.P.

4.5	**	RP-Inc. Common Stock Purchase Warrant, effective as of December 18, 2001, issued to The Bay City Capital Fund III Coinvestment Fund, L.P.

4.6	**	Form of Common Stock Purchase Warrant, effective as of April 13, 2005

5.1	*	Opinion of Latham & Watkins LLP

10.1	**	Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan

10.1	(a)**	Amendment No. 1 to Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan

10.1	(b)**	Form of Option Agreement for employees under 2004 Equity Incentive Plan

10.1	(c)**	Form of Option Agreement for directors under 2004 Equity Incentive Plan

10.2	*	Reliant Pharmaceuticals, Inc. Executive Stock Plan

10.3	**	Reliant Pharmaceuticals, Inc. Stock Appreciation Rights Plan

10.3	(a)**	Form of Stock Appreciation Rights Agreement

10.4	**	Reliant Pharmaceuticals, LLC Equity Incentive Plan

10.4	(a)**	Unanimous Written Consent of Board of Managers of Reliant Pharmaceuticals, LLC, dated November 13, 2001, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan

10.4	(b)**	Unanimous Written Consent of the Board of Managers of Reliant Pharmaceuticals, LLC, dated April 29, 2002, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan, as amended

10.4	(c)**	Written Consent of the Board of Managers of Reliant Pharmaceuticals, LLC, dated September 24, 2003, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan, as amended

10.4	(d)**	Unanimous Written Consent of the Board of Directors of Reliant Pharmaceuticals, Inc., dated April 1, 2004, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan, as amended

10.4	(e)**	Form of Option Agreement under the Reliant Pharmaceuticals, LLC Equity Incentive Plan

Exhibit Number	Exhibit Description

10.5**	Reliant Pharmaceuticals, LLC Unit Appreciation Rights Plan

10.5(a)**	Form of Unit Appreciation Rights Agreement under Reliant Pharmaceuticals, LLC Unit Appreciation Rights Plan

10.6**	Employment Agreement, dated as of April 29, 2003, between Reliant Pharmaceuticals and Ernest Mario, Ph.D.

10.7**	Letter, dated January 17, 2005, from Reliant Pharmaceuticals to Joseph Zakrzewski

10.8**	Letter, dated January 1, 2005, from Reliant Pharmaceuticals to Robert R. Ferguson

10.9**	Letter, dated March 30, 2005, from Reliant Pharmaceuticals to Steven B. Ketchum

10.10**	Letter, dated July 14, 2003, from Reliant Pharmaceuticals to Martin Driscoll.

10.11**†	Amended and Restated Employment Agreement, dated as of July 6, 2000, between Reliant Pharmaceuticals and Stefan Aigner, M.D.

10.11(a)**	Amendment No. 1 to Amended and Restated Employment Agreement, dated as of October 1, 2003 between Reliant Pharmaceuticals and Stefan Aigner, M.D.

10.12**	Change of Control Agreement, dated as of March 19, 2002, between Reliant Pharmaceuticals and Stefan Aigner, M.D.

10.12(a)**	Amendment No. 1, dated as of April 25, 2003, to Change of Control Agreement between Reliant Pharmaceuticals and Stefan Aigner, M.D., dated as of March 19, 2002

10.13**	Restricted Unit Agreement, dated as of April 28, 2003, between Reliant Pharmaceuticals and Ernest Mario, Ph.D.

10.14**	Restricted Unit Agreement, dated as of June 25, 2003, between Reliant Pharmaceuticals and Ernest Mario, Ph.D.

10.15**	Restricted Stock Agreement, dated as of December 31, 2003, between Reliant Pharmaceuticals and Ernest Mario, Ph.D.

10.16**	Option Agreement, dated as of December 17, 2003, between Reliant Pharmaceuticals and Ernest Mario, Ph.D.

10.17**	Negotiated Settlement Agreement, Release, and Covenant Not to Sue, dated November 22, 2004, between Reliant Pharmaceuticals, Inc. and Joseph Krivulka

10.18**	Negotiated Settlement Agreement, Release, and Covenant Not to Sue, dated as of March 30, 2005, between Reliant Pharmaceuticals and Keith S. Rotenberg, Ph.D.

10.19**	Secured Promissory Note, dated as of February 28, 2001, made by Keith S. Rotenberg, Ph.D. in favor of Reliant Pharmaceuticals

10.19(a)**	First Amendment, dated March 30, 2005, to Secured Promissory Note made by Keith S. Rotenberg, Ph.D. in favor of Reliant Pharmaceuticals, dated as of February 28, 2001

10.20**	Collateral Assignment, dated as of February 28, 2001, between Keith Rotenberg, Ph.D. and Reliant Pharmaceuticals

10.21**

First-Lien Loan and Guaranty Agreement, dated as of April 13, 2005, among Reliant Pharmaceuticals, certain subsidiaries of Reliant Pharmaceuticals, various lenders party thereto, Goldman Sachs Credit Partners L.P. and The Bank of New York

10.22**

Second-Lien Loan and Guaranty Agreement, dated as of April 13, 2005, among Reliant Pharmaceuticals, certain subsidiaries of Reliant Pharmaceuticals, various lenders party thereto, Goldman Sachs Credit Partners L.P. and Silver Point Finance, LLC

Exhibit Number	Exhibit Description

10.23**

Third-Lien Loan and Guaranty Agreement, dated as of April 13, 2005, among Reliant Pharmaceuticals, certain subsidiaries of Reliant Pharmaceuticals, various lenders and Goldman Sachs Credit Partners L.P.

10.23(a)**	Letter Agreement, dated as of April 13, 2005, among Reliant Pharmaceuticals, the lenders party to the Third-Lien Loan and Guaranty Agreement and Goldman Sachs Credit Partners L.P.

10.23(b)

Consent, Waiver and Amendment to Third-Lien Loan and Guaranty Agreement, dated as of May 24, 2005, by and among Reliant Pharmaceuticals, Goldman Sachs Credit Partners L.P., the Requisite Lenders and Orchard First Source Capital, Inc.

10.24**

Credit Agreement, dated as of August 19, 2004, between Reliant Pharmaceuticals, the financial institutions from time to time parties thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.

10.24(a)**

First Amendment to Credit Agreement, dated as of October 20, 2004, between Reliant Pharmaceuticals, the financial institutions from time to time parties thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and each Credit Party (as defined therein) party thereto

10.24(b)**

Second Amendment to Credit Agreement, dated as of April 13, 2005 between Reliant Pharmaceuticals, the financial institutions from time to time parties thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and each Credit Party (as defined therein) party thereto.

10.25**	Agreement of Lease, dated February 5, 2001, between The Realty Associates Fund V, L.P. and Reliant Pharmaceuticals

10.25(a)**	First Amendment to Agreement of Lease, dated November 5, 2003, between The Realty Associates Fund V, L.P. and Reliant Pharmaceuticals

10.25(b)**	Second Amendment to Agreement of Lease, dated October 7, 2004, between The Realty Associates Fund V, L.P. and Reliant Pharmaceuticals

10.26**†	Supply Agreement, dated as of September 23, 2003, between Reliant Pharmaceuticals and Austin Shasun, LLC

10.26(a)**	First Amendment to Supply Agreement, dated as of October 2003, between Reliant Pharmaceuticals and Austin Shasun, LLC

10.27**†	Exclusive Sublicense Agreement, dated March 11, 2003, between Reliant Pharmaceuticals and Novartis AG

10.28**†	Supply and Packaging Agreement, dated March 19, 2004, between Reliant Pharmaceuticals and Novartis Consumer Health, Inc

10.29**†	Development, License and Supply Agreement, dated as of May 7, 2001, among Ethypharm, S.A., Ethypharm Industries, S.A. and Reliant Pharmaceuticals

10.29(a)**†	Letter Agreement, dated December 18, 2002, between Ethypharm S.A. and Reliant Pharmaceuticals, amending the Development, License and Supply Agreement, dated as of May 7, 2001

10.29(b)†	Amendment No. 1 to Development, License and Supply Agreement, dated as of May 24, 2005, among Ethypharm, S.A. and Reliant Pharmaceuticals

10.30**†	License and Supply Agreement, dated as of August 9, 2004, between Reliant Pharmaceuticals and Pronova Biocare a.s.

10.30(a)**	Side Letter Agreement, dated August 23, 2004, between Reliant Pharmaceuticals and Pronova Biocare a.s.

10.30(b)**†	Amendment No. 1 to License and Supply Agreement, dated as of November 19, 2004, between Reliant Pharmaceuticals and Pronova Biocare a.s.

10.31**†	Manufacturing Agreement, dated as of December 3, 2003, between Reliant Pharmaceuticals and Abbott GmbH & Co. KG

Exhibit Number	Exhibit Description

10.32**†	Development, License and Supply Agreement, dated as of January 27, 2000, between Reliant Pharmaceuticals and Eurand America, Inc.

10.32(a)**†	Amendment No. 1, dated as of February 5, 2003, to the Development, License and Supply Agreement, dated as of January 27, 2000, between Reliant Pharmaceuticals and Eurand America, Inc.

10.33**†	Manufacturing and Packaging Agreement, dated April 14, 2005, between Cardinal Health PTS, LLC and Reliant Pharmaceuticals.

10.34**†	Manufacturing Services Agreement, dated April 6, 2004, between Reliant Pharmaceuticals and Patheon Pharmaceuticals, Inc.

10.35†	Amended and Restated Promotion Agreement, dated April 5, 2005, between Reliant Pharmaceuticals and Novartis Pharmaceuticals Corporation

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2**	Consent of Ernst & Young LLP

23.3**	Consent of Deloitte & Touche LLP

24.1**	Powers of Attorney

*	To be filed by amendment
**	Previously filed
†	Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 406 under the Securities Act, which portions are omitted and filed separately with the Securities and Exchange Commission.

Item 17.    Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Liberty Corner, Township of Bernards, State of New Jersey, on June 6, 2005.

Reliant Pharmaceuticals, Inc.

By:	*
Ernest Mario, Ph.D. Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities approved on the 6th day of June, 2005.

Signature	Title

* Ernest Mario, Ph.D.	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ ROBERT R. FERGUSON III Robert R. Ferguson III	Chief Financial Officer (Principal Accounting and Financial Officer)

* Fred B. Craves, Ph.D.	Director

* Mark S. Hoplamazian	Director

* David V. Milligan, Ph.D.	Director

* James C. Smith	Director

* Michael B. Solomon	Director

* August M. Watanabe, M.D.	Director

*By:	/s/ ROBERT R. FERGUSON III
As Attorney-in-Fact

Item 16.    Exhibits and Financial Statement Schedules.

Exhibit Number		Exhibit Description
1.1	*	Form of Underwriting Agreement.

2.1	**	Plan of Conversion of Reliant Pharmaceuticals, LLC into Reliant Pharmaceuticals, Inc.

3.1	*	Amended and Restated Certificate of Incorporation of Reliant Pharmaceuticals, Inc. (to be in effect upon the consummation of this offering)

3.2	*	Amended and Restated Bylaws of Reliant Pharmaceuticals, Inc. (to be in effect upon the consummation of this offering)

4.1	*	Specimen Common Stock Certificate

4.2	**	Second Amended and Restated Registration Rights Agreement, dated as of September 25, 2003

4.2	(a)**	Amendment No. 1, dated as of May 13, 2005, to Second Amended and Restated Registration Rights Agreement, dated as of September 25, 2003

4.3	**	RP-Inc. Common Stock Purchase Warrant, effective as of December 18, 2001, issued to PharmBay Investors, L.L.C.

4.4	**	RP-Inc. Common Stock Purchase Warrant, effective as of December 18, 2001, issued to The Bay City Capital Fund III, L.P.

4.5	**	RP-Inc. Common Stock Purchase Warrant, effective as of December 18, 2001, issued to The Bay City Capital Fund III Coinvestment Fund, L.P.

4.6	**	Form of Common Stock Purchase Warrant, effective as of April 13, 2005

5.1	*	Opinion of Latham & Watkins LLP

10.1	**	Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan

10.1	(a)**	Amendment No. 1 to Reliant Pharmaceuticals, Inc. 2004 Equity Incentive Plan

10.1	(b)**	Form of Option Agreement for employees under 2004 Equity Incentive Plan

10.1	(c)**	Form of Option Agreement for directors under 2004 Equity Incentive Plan

10.2	*	Reliant Pharmaceuticals, Inc. Executive Stock Plan

10.3	**	Reliant Pharmaceuticals, Inc. Stock Appreciation Rights Plan

10.3	(a)**	Form of Stock Appreciation Rights Agreement

10.4	**	Reliant Pharmaceuticals, LLC Equity Incentive Plan

10.4	(a)**	Unanimous Written Consent of Board of Managers of Reliant Pharmaceuticals, LLC, dated November 13, 2001, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan

10.4	(b)**	Unanimous Written Consent of the Board of Managers of Reliant Pharmaceuticals, LLC, dated April 29, 2002, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan, as amended

10.4	(c)**	Written Consent of the Board of Managers of Reliant Pharmaceuticals, LLC, dated September 24, 2003, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan, as amended

10.4	(d)**	Unanimous Written Consent of the Board of Directors of Reliant Pharmaceuticals, Inc., dated April 1, 2004, amending the Reliant Pharmaceuticals, LLC Equity Incentive Plan, as amended

10.4	(e)**	Form of Option Agreement under the Reliant Pharmaceuticals, LLC Equity Incentive Plan

Exhibit Number	Exhibit Description

10.5**	Reliant Pharmaceuticals, LLC Unit Appreciation Rights Plan

10.5(a)**	Form of Unit Appreciation Rights Agreement under Reliant Pharmaceuticals, LLC Unit Appreciation Rights Plan

10.6**	Employment Agreement, dated as of April 29, 2003, between Reliant Pharmaceuticals and Ernest Mario, Ph.D.

10.7**	Letter, dated January 17, 2005, from Reliant Pharmaceuticals to Joseph Zakrzewski

10.8**	Letter, dated January 1, 2005, from Reliant Pharmaceuticals to Robert R. Ferguson

10.9**	Letter, dated March 30, 2005, from Reliant Pharmaceuticals to Steven B. Ketchum

10.10**	Letter, dated July 14, 2003, from Reliant Pharmaceuticals to Martin Driscoll.

10.11**†	Amended and Restated Employment Agreement, dated as of July 6, 2000, between Reliant Pharmaceuticals and Stefan Aigner, M.D.

10.11(a)**	Amendment No. 1 to Amended and Restated Employment Agreement, dated as of October 1, 2003 between Reliant Pharmaceuticals and Stefan Aigner, M.D.

10.12**	Change of Control Agreement, dated as of March 19, 2002, between Reliant Pharmaceuticals and Stefan Aigner, M.D.

10.12(a)**	Amendment No. 1, dated as of April 25, 2003, to Change of Control Agreement between Reliant Pharmaceuticals and Stefan Aigner, M.D., dated as of March 19, 2002

10.13**	Restricted Unit Agreement, dated as of April 28, 2003, between Reliant Pharmaceuticals and Ernest Mario, Ph.D.

10.14**	Restricted Unit Agreement, dated as of June 25, 2003, between Reliant Pharmaceuticals and Ernest Mario, Ph.D.

10.15**	Restricted Stock Agreement, dated as of December 31, 2003, between Reliant Pharmaceuticals and Ernest Mario, Ph.D.

10.16**	Option Agreement, dated as of December 17, 2003, between Reliant Pharmaceuticals and Ernest Mario, Ph.D.

10.17**	Negotiated Settlement Agreement, Release, and Covenant Not to Sue, dated November 22, 2004, between Reliant Pharmaceuticals, Inc. and Joseph Krivulka

10.18**	Negotiated Settlement Agreement, Release, and Covenant Not to Sue, dated as of March 30, 2005, between Reliant Pharmaceuticals and Keith S. Rotenberg, Ph.D.

10.19**	Secured Promissory Note, dated as of February 28, 2001, made by Keith S. Rotenberg, Ph.D. in favor of Reliant Pharmaceuticals

10.19(a)**	First Amendment, dated March 30, 2005, to Secured Promissory Note made by Keith S. Rotenberg, Ph.D. in favor of Reliant Pharmaceuticals, dated as of February 28, 2001

10.20**	Collateral Assignment, dated as of February 28, 2001, between Keith Rotenberg, Ph.D. and Reliant Pharmaceuticals

10.21**

First-Lien Loan and Guaranty Agreement, dated as of April 13, 2005, among Reliant Pharmaceuticals, certain subsidiaries of Reliant Pharmaceuticals, various lenders party thereto, Goldman Sachs Credit Partners L.P. and The Bank of New York

10.22**

Second-Lien Loan and Guaranty Agreement, dated as of April 13, 2005, among Reliant Pharmaceuticals, certain subsidiaries of Reliant Pharmaceuticals, various lenders party thereto, Goldman Sachs Credit Partners L.P. and Silver Point Finance, LLC

Exhibit Number	Exhibit Description

10.23**

Third-Lien Loan and Guaranty Agreement, dated as of April 13, 2005, among Reliant Pharmaceuticals, certain subsidiaries of Reliant Pharmaceuticals, various lenders and Goldman Sachs Credit Partners L.P.

10.23(a)**	Letter Agreement, dated as of April 13, 2005, among Reliant Pharmaceuticals, the lenders party to the Third-Lien Loan and Guaranty Agreement and Goldman Sachs Credit Partners L.P.

10.23(b)

Consent, Waiver and Amendment to Third-Lien Loan and Guaranty Agreement, dated as of May 24, 2005, by and among Reliant Pharmaceuticals, Goldman Sachs Credit Partners L.P., the Requisite Lenders and Orchard First Source Capital, Inc.

10.24**

Credit Agreement, dated as of August 19, 2004, between Reliant Pharmaceuticals, the financial institutions from time to time parties thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc.

10.24(a)**

First Amendment to Credit Agreement, dated as of October 20, 2004, between Reliant Pharmaceuticals, the financial institutions from time to time parties thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and each Credit Party (as defined therein) party thereto

10.24(b)**

Second Amendment to Credit Agreement, dated as of April 13, 2005 between Reliant Pharmaceuticals, the financial institutions from time to time parties thereto, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and each Credit Party (as defined therein) party thereto.

10.25**	Agreement of Lease, dated February 5, 2001, between The Realty Associates Fund V, L.P. and Reliant Pharmaceuticals

10.25(a)**	First Amendment to Agreement of Lease, dated November 5, 2003, between The Realty Associates Fund V, L.P. and Reliant Pharmaceuticals

10.25(b)**	Second Amendment to Agreement of Lease, dated October 7, 2004, between The Realty Associates Fund V, L.P. and Reliant Pharmaceuticals

10.26**†	Supply Agreement, dated as of September 23, 2003, between Reliant Pharmaceuticals and Austin Shasun, LLC

10.26(a)**	First Amendment to Supply Agreement, dated as of October 2003, between Reliant Pharmaceuticals and Austin Shasun, LLC

10.27**†	Exclusive Sublicense Agreement, dated March 11, 2003, between Reliant Pharmaceuticals and Novartis AG

10.28**†	Supply and Packaging Agreement, dated March 19, 2004, between Reliant Pharmaceuticals and Novartis Consumer Health, Inc

10.29**†	Development, License and Supply Agreement, dated as of May 7, 2001, among Ethypharm, S.A., Ethypharm Industries, S.A. and Reliant Pharmaceuticals

10.29(a)**†	Letter Agreement, dated December 18, 2002, between Ethypharm S.A. and Reliant Pharmaceuticals, amending the Development, License and Supply Agreement, dated as of May 7, 2001

10.29(b)†	Amendment No. 1 to Development, License and Supply Agreement, dated as of May 24, 2005, among Ethypharm, S.A. and Reliant Pharmaceuticals

10.30**†	License and Supply Agreement, dated as of August 9, 2004, between Reliant Pharmaceuticals and Pronova Biocare a.s.

10.30(a)**	Side Letter Agreement, dated August 23, 2004, between Reliant Pharmaceuticals and Pronova Biocare a.s.

10.30(b)**†	Amendment No. 1 to License and Supply Agreement, dated as of November 19, 2004, between Reliant Pharmaceuticals and Pronova Biocare a.s.

10.31**†	Manufacturing Agreement, dated as of December 3, 2003, between Reliant Pharmaceuticals and Abbott GmbH & Co. KG

Exhibit Number	Exhibit Description

10.32**†	Development, License and Supply Agreement, dated as of January 27, 2000, between Reliant Pharmaceuticals and Eurand America, Inc.

10.32(a)**†	Amendment No. 1, dated as of February 5, 2003, to the Development, License and Supply Agreement, dated as of January 27, 2000, between Reliant Pharmaceuticals and Eurand America, Inc.

10.33**†	Manufacturing and Packaging Agreement, dated April 14, 2005, between Cardinal Health PTS, LLC and Reliant Pharmaceuticals.

10.34**†	Manufacturing Services Agreement, dated April 6, 2004, between Reliant Pharmaceuticals and Patheon Pharmaceuticals, Inc.

10.35†	Amended and Restated Promotion Agreement, dated April 5, 2005, between Reliant Pharmaceuticals and Novartis Pharmaceuticals Corporation

23.1*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2**	Consent of Ernst & Young LLP

23.3**	Consent of Deloitte & Touche LLP

24.1**	Powers of Attorney

*	To be filed by amendment
**	Previously filed
†	Confidential treatment requested for certain portions of this Exhibit pursuant to Rule 406 under the Securities Act, which portions are omitted and filed separately with the Securities and Exchange Commission.